AMENDMENT TO SCHEDULE OF DATA SERVICES

The Schedule of Data Services with an effective date of October 27, 2009 (the "Schedule") between Interactive Data Pricing and Reference Data, Inc. ("Vendor") having a place of business at 32 Crosby Drive, Bedford, MA 01730 and First Trust Advisors L.P. ("Customer") having a place of business at 120 East Liberty Drive, Suite 400, Wheaton Il 60187, which is governed by the terms and conditions of the Services Agreement (the "Agreement") dated July 2, 1996 by and between Vendor and First Trust Portfolios, L.P. (formerly Nike Securities L.P.), as amended, is hereby further amended as set forth below as of FEBRUARY 18, 2011 (the "AMENDMENT EFFECTIVE DATE"). Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement.

                              W I T N E S S E T H:

WHEREAS, Customer and Vendor have previously entered into the Services Agreement and the Schedule; and

WHEREAS, the parties wish to modify the Schedule in accordance with the terms set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.     DEFINITIONS

      (A) The "Additional ETFs" shall mean the ETFs referenced in Section 2 below.

      (B) The "COMMENCEMENT DATE" shall be FEBRUARY 18, 2011.

2.    DESCRIPTION OF ADDITIONAL ETFS

      (A) Vendor and Customer desire to modify Exhibit I to the Schedule by adding the Additional ETF and fees referenced below:

           Additional ETF                                 Annual Fee
           --------------                                 ----------
           First Trust NASDAQ CEA Smartphone Index Fund   $15,000 per annum

      The fees referenced above: (i) shall accrue as of the Commencement Date; and (ii) shall be in addition to and not in replacement of any ETF or any fees set forth in the Schedule, the Agreement, and/or any other documentation.

3.    COUNTERPARTS

      (A) This Amendment may be executed in counterparts, each of which shall be deemed an original Amendment, but all of which will constitute a single Amendment.

4. Except as expressly modified above, the Services Agreement in all other respects is hereby ratified and confirmed.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their authorized representatives, thereby incorporating this Amendment into the Schedule of the Amendment Effective Date.

FIRST TRUST ADVISORS L.P.                            INTERACTIVE DATA PRICING AND
                                                     REFERENCE DATA, INC.

                                                     (Formerly Interactive Data Corporation)

By: /s/ Mark R. Bradley                              By: /s/ Mark S. O'Brien
   ---------------------------------------              --------------------------------------

Print Name:  Mark R. Bradley                         Print Name: Mark S. O'Brien
           -------------------------------                      ------------------------------

Title: Chief Operating Officer                       Title:  V.P. Sales
      ------------------------------------                 -----------------------------------




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